The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Filed Pursuant to Rule 424(b)(5)
Registration No. 333-292565
SUBJECT TO COMPLETION, DATED JANUARY 20, 2026
PRELIMINARY PROSPECTUS SUPPLEMENT
To Prospectus, dated January 8, 2026
$200,000,000

Anteris Technologies Global Corp.

Common Stock
We are offering $200,000,000 of shares of our common stock, par value $0.0001 per share (“Common Stock”), pursuant to this prospectus supplement and the accompanying prospectus. The public offering price for each share of Common Stock is $    .
Concurrently with this offering, pursuant to a stock purchase agreement dated January 20, 2026 (the “Stock Purchase Agreement”), we have agreed to sell to Covidien Group S.à r.l., a wholly-owned subsidiary of Medtronic plc (the “Investor”), up to $90.0 million of shares of Common Stock, subject to a minimum purchase of 16.0% of the number of shares of Common Stock outstanding after this offering and such issuance to the Investor (the “Private Placement”) and a maximum purchase of 19.99% of the number of shares of Common Stock outstanding after this offering, at a price per share equal to the public offering price in this offering. The Private Placement is being conducted pursuant to the exemption provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and, as such, the securities offered thereby are not being registered pursuant to this prospectus supplement and accompanying prospectus. This offering is not conditioned on the closing of the Private Placement; however, the completion of the Private Placement is contingent on the completion of this offering. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities in connection with the Private Placement.
Our Common Stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “AVR.” Our CHESS Depositary Interests over our Common Stock (“CDIs”) trade on the Australian Securities Exchange (the “ASX”) under the symbol “AVR.” On January 16, 2026, the closing price for our Common Stock on Nasdaq was $5.11 per share.
Investing in our Common Stock involves a high degree of risk. See the sections titled “Risk Factors” beginning on page S-8 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before buying our Common Stock.

	Per Share	Total
Offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	See the section of this prospectus supplement titled “Underwriting” for additional disclosure regarding underwriting discounts, commissions and expenses.
We have granted the underwriters an option to purchase up to an additional $30,000,000 of shares of Common Stock, exercisable within a 30-day period, at the public offering price, less underwriting discounts and commissions.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the securities to purchasers on or about     , 2026.

Joint Book-Running Managers
Barclays*	Wells Fargo Securities*	Cantor

* in alphabetical order

The date of this prospectus supplement is    , 2026.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement describes the specific terms of this offering and adds to and updates information contained in the accompanying prospectus. The accompanying prospectus provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information contained in this prospectus supplement.
This prospectus forms a part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before making your investment decision.
Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any free writing prospectus prepared by or on behalf of us in connection with this offering to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein, or in any such free writing prospectus provided in connection with this offering is accurate only as of the date thereof, regardless of the time of delivery of such document or of any sale of our Common Stock. Our business, financial condition and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein or in any free writing prospectus prepared by or on behalf of us in connection with this offering, in making your investment decision.
Neither we nor the underwriters are offering to sell, or seeking offers to buy, our Common Stock in any jurisdictions where offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of our Common Stock and the distribution of this prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any Common Stock offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
In this prospectus supplement, unless otherwise indicated or the context otherwise requires, all references in this prospectus to the “Company,” “Anteris,” “Anteris®,” “we,” “us” and “our” refer to Anteris Technologies Pty Ltd (formerly Anteris Technologies Ltd) (“ATPL”) prior to the Reorganization (as defined herein) and Anteris Technologies Global Corp. after the Reorganization.
S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information, some of which is presented in greater detail elsewhere in this prospectus supplement or incorporated by reference herein. It does not contain all of the information that may be important to you and your investment decision. Before investing in our Common Stock, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the matters set forth in the section titled “Risk Factors,” the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025.
THE COMPANY
Business Overview
Anteris is a structural heart company dedicated to revolutionizing cardiac care by pioneering science-driven and measurable advancements to restore heart valve patients to healthy function. Our lead product, the DurAVR® Transcatheter Heart Valve (“THV”) System, was designed in collaboration with the world’s leading interventional cardiologists and cardiac surgeons to treat aortic stenosis — a potentially life-threatening condition resulting from a narrowing of the aortic valve. The balloon-expandable DurAVR® THV is the first biomimetic valve, which is shaped to mimic the performance of a healthy human aortic valve and aims to replicate normal aortic blood flow. Our DurAVR® THV System consists of a single-piece, biomimetic valve made with our proprietary ADAPT® tissue-enhancing technology and deployed with our balloon expandable ComASUR® Delivery System. ADAPT® is our proprietary anti-calcification tissue shaping technology that is designed to reengineer xenograft tissue into a pure, single-piece collagen bioscaffold. Our patented ADAPT® tissue has been clinically demonstrated to be calcium free for up to 10 years post-procedure, according to Performance of the ADAPT-Treated CardioCel® Scaffold in Pediatric Patients With Congenital Cardiac Anomalies: Medium to Long-Term Outcomes, published by William Neethling et. al., and has been distributed for use in over 55,000 patients globally in other indications. Our balloon expandable ComASUR® Delivery System, which was developed in consultation with physicians, is designed to provide precise alignment with the heart’s native commissures to achieve accurate placement of the DurAVR® THV. As of December 2025, more than 130 patients have been implanted with the DurAVR® THV worldwide.
Aortic stenosis is one of the most common and serious valvular heart diseases. It is fatal in approximately 50% of patients if left untreated after two years, and no pharmacotherapy is available to treat this disease. Aortic stenosis causes a narrowing of the heart’s aortic valve, which reduces or blocks the amount of blood flowing from the heart to the body’s largest artery, the aorta, and from there to the rest of the body. Minimally-invasive transcatheter aortic valve replacement (“TAVR”), which the U.S. Food and Drug Administration (“FDA”) initially approved in 2011 for high surgical risk patients, has emerged as an alternative to open-heart surgery. In 2019, the FDA also approved TAVR for use in low-risk surgical patients. These low-risk surgical patients are often younger persons within the geriatric population that require heart valves with longer durability and pre-disease hemodynamics for an improved quality of life. More generally, patients with aortic valve stenosis are now being diagnosed at a younger age. Yet, according to a publication in The Journal of American Medical Association, only 15-20% of severe aortic stenosis cases are treated today.
While previous generations of TAVRs were designed for older, high risk patients, our DurAVR® THV System is designed to be a solution for all patients, including both older, younger and less-active patients. Our first in class DurAVR® THV System is a single-piece valve with a novel, biomimetic design that aims to replicate the normal blood flow of a healthy human aortic valve as compared to traditional three-piece aortic valves. In our First-In-Human (“FIH”) study (“EMBARK”), we observed promising results in relation to hemodynamics, laminar flow and exercise capacity. When compared to a healthy aortic valve, our DurAVR® THV System showed no significant difference in aortic flow.
In addition, our DurAVR® THV System has been developed with the aim to increase durability and last longer than traditional three-piece designs through the use of our ADAPT® anti-calcification tissue including a molded single-piece of tissue designed to mimic the performance of a pre-disease human aortic valve, which we believe can result in improved hemodynamics as compared to traditional three-piece designs. These designs and features cumulatively aim to provide a better quality of life as compared to the current standard of care associated with traditional three-piece designs. We intend to test these features in the DurAVR® THV System randomized, global pivotal study (“PARADIGM Trial”).

The PARADIGM Trial is a prospective, randomized, controlled multicenter, international study wherein subjects are randomized to receive either a TAVR using the DurAVR® THV or TAVR using a commercially available and approved THV in an “All Comers Randomized Cohort.” The primary end point of the PARADIGM Trial is a composite of all-cause mortality, all stroke and cardiovascular hospitalizations at 1-year post-procedure, according to VARC-3. The endpoint will be evaluated as a non-inferiority analysis. We anticipate that the subjects will include a broad array of risk profiles. Subjects with a failed surgical bioprosthesis in need of a valve-in-valve (“ViV”) TAVR are enrolled in a separate parallel registry.
During the third quarter of 2025, we advanced regulatory activities in parts of Europe, with the goal of securing approval to commence the PARADIGM Trial in those countries. In October 2025, we secured the first European regulatory approval in Denmark and subsequently enrolled and treated the first patients marking the formal initiation of the PARADIGM Trial. We announced Investigational Device Exemption (“IDE”) approval for the PARADIGM Trial by the FDA in November 2025 as well. The FDA’s approval is a staged, authorizing us to enroll the first 200 patients. We may request FDA’s approval to expand enrollment for the remaining subjects through an IDE supplement. In parallel, cross-functional teams continue to conduct site and operational readiness activities ahead of anticipated regulatory approval of the study in each participating country.
We expect the data from the PARADIGM Trial could provide significant clinical evidence required for regulators to approve commercialization. This includes Premarket Approval that is required for commercialization of the DurAVR® THV System in the United States and CE Mark approval in Europe.
We continued strengthening our operational infrastructure during the third and fourth quarters of 2025, advancing quality management system buildout to support upcoming clinical activities and future ISO 13485 certification. Key quality procedures and standard operating documents were released to establish the framework for a mature, compliant system and mitigate audit risk. In parallel, manufacturing scale-up activities progressed, including cross-training of inspection personnel, expansion of clean room capacity, and ongoing process development initiatives to ensure robust, high-yield production in line with projected demand.
We are a development stage company and have incurred net losses each year since operation, however, we believe that we have significant growth potential in a large, underpenetrated and growing TAVR market. Since the inception of the TAVR procedure, the annual volume of TAVR procedures in the United States has increased significantly year-over-year, with an estimated 73,000 patients having undergone a TAVR procedure in the United States in 2019 according to the STS/ACC TVT Registry. According to Future Market Insights (“FMI”), a market research firm, the total global market opportunity for TAVR in relation to severe aortic stenosis and in relation to ViV procedures is expected to reach $9.9 billion and $2.5 billion, respectively, in 2028.
Our innovation-focused research and development (“R&D”) practice is driven by rapid technological advancement and significant input from leading interventional cardiologists and cardiac surgeons. As a company that is primarily in the development phase, we currently generate small amounts of revenue and income which are insufficient to cover our investment in research, development and operational activities resulting in recurring net operating losses, incurred since inception. We, like other development stage medical device companies, experience challenges in implementing our business strategy due to limited resources and a smaller capital base as we prioritize product development, minimize the period to the commencement of commercial sales, ensure our focus on quality as well as scale our operations. The development and commercialization of new medical devices is highly competitive. Those competitors may have substantial market share, substantially greater capital resources and established relationships with the structural heart community, potentially creating barriers to adoption of our technology. Our success will partly be based on our ability to educate the market about the benefits of our disruptive technology including current unmet clinical needs compared to commercially available devices as well as how we plan to capture market share post commercialization.
We are dedicated to developing technological enhancements and new indications for existing products, and less invasive and novel technologies to address unmet patient needs in structural heart disease. That dedication leads to our initiation and participation in clinical trials that seek to prove our pipeline is safe and effective as the demand for clinical and economic evidence remains high.
From time to time, we enter into strategic agreements aimed at enhancing our business operations and profitability. For example, in April 2023, we invested in and entered into a development agreement with, v2vmedtech, inc. (“v2vmedtech”), which develops an innovative heart valve repair device for the minimally invasive treatment of mitral and tricuspid valve regurgitation.

Initial Public Offering and Reorganization
On December 12, 2024, we completed our initial public offering pursuant to which we issued and sold 14,878,481 shares of our Common Stock at a public offering price of $6.00 per share. We received net proceeds of $80.0 million, after deducting the underwriting discounts, commissions and offering expenses.
Prior to the consummation of our initial public offering, we completed a series of reorganization transactions (the “Reorganization”) pursuant to which we received all of the issued and outstanding shares of ATPL, which was formerly an Australian public company originally registered in Western Australia, Australia and listed on the ASX, pursuant to a scheme of arrangement under Australian law between ATPL and its shareholders (the “Scheme”) under Part 5.1 of the Australian Corporations Act 2001 (Cth) (the “Corporations Act”). Contemporaneously with implementation of the Scheme, ATPL also cancelled all existing options it had on issue in exchange for the Company issuing replacement options to acquire Common Stock pursuant to a scheme of arrangement between ATPL and its optionholders (the “Option Scheme”) under Part 5.1 of the Corporations Act. The Scheme was approved by ATPL’s shareholders at a general meeting of shareholders, which was held on December 3, 2024. The Option Scheme was approved by ATPL’s optionholders at a general meeting of optionholders held on the same day. ATPL obtained approval of the Scheme and the Option Scheme by the Supreme Court of Queensland on December 4, 2024. As a result of the Reorganization, ATPL became a wholly owned subsidiary of the Company and the shareholders of ATPL immediately prior to the consummation of the initial public offering, became holders of either one share of Common Stock or one CDI for every ordinary share of ATPL held as of the record date fixed for the relevant meeting.
Corporate Information
The Company was incorporated in the State of Delaware on January 29, 2024. The Company is a global company with its principal executive offices located at Toowong Tower, Level 3, Suite 302, 9 Sherwood Road, Toowong, QLD 4066, Australia, and other key locations located at 860 Blue Gentian Road, Suite 340, Eagan, Minnesota 55121 as well as two other sites in Minnesota and sites in Western Australia, Australia and Geneva, Switzerland. The Company’s telephone number is +61 7 3152 3200. Additional information can be found on our website address: www.anteristech.com. Information contained on, or that is accessible through, the website is not incorporated into and is not a part of this prospectus supplement or the accompanying prospectus.

RECENT DEVELOPMENTS
Key Milestones
•
“Double DurAVR ®” Implant: FIH dual valve-in-valve replacement procedure with the DurAVR® THV in both the aortic (March 2025) and mitral (May 2025) valve positions, marking the first time the DurAVR® THV has been used to replace a mitral valve. The procedure demonstrated excellent hemodynamics in a highly complex patient anatomy, underscoring the technology’s potential to address a significant, underserved market opportunity in structural heart disease. The procedure also highlighted DurAVR®’s versatile delivery performance, with successful implantation achieved via both transfemoral and transseptal approaches. These results reinforce the unique potential of DurAVR® to extend its clinical reach across multiple valve positions and broaden its application in patients with limited treatment options.

•
Investigator Meetings: We advanced the PARADIGM Trial through a series of pivotal investigator meetings in 2025, commencing with the European Investigator Meeting in May, followed by the Global Investigator Meetings at New York Valves in June and at PCR London Valves in November. These meetings facilitated alignment on trial design and objectives as well as operational logistics across global investigational sites. Dr. Michael J. Reardon and Professor Stephan Windecker were confirmed as the co-Chairs of the PARADIGM Trial during the Global Investigator Meetings at the New York Valves conference.

•
PARADIGM Trial Initiation: In October 2025, we received regulatory approval from the Danish Medicines Agency to initiate the PARADIGM Trial in Denmark. The first patients were enrolled and successfully treated in the PARADIGM Trial in October 2025. The procedures were performed by Prof. Dr. Ole De Backer at, The Heart Center, Rigshospitalet, Copenhagen University Hospital, Copenhagen, Denmark. This milestone signifies the official launch of the PARADIGM Trial and underscores our operational readiness.

•
U.S. IDE Approval: In November 2025, we announced U.S. FDA IDE approval for the PARADIGM Trial. The FDA’s approval is a staged approval, authorizing us to enroll the first 200 patients and submit an IDE supplement to request approval for enrollment of the remaining subjects. Site activation and activities are ongoing, and the first U.S. enrollments expected in early 2026, following Centers for Medicare & Medicaid Services approval.

•
DurAVR® 30-day data from 100 patients was announced in November 2025, demonstrating strong early performance outcomes and an encouraging safety profile. These results were presented at a Late-Breaker session by Prof. Dr. Ole De Backer with simultaneous publication online in EuroIntervention.

•	Patient Milestone: As of December 2025, more than 130 patients had been successfully implanted with the DurAVR® THV.
•
Final Enrollment Milestone: We anticipate completing the enrollment for the PARADIGM Trial in the fourth quarter of 2026. Achieving this milestone would mark the conclusion of patient recruitment for the all-risk randomized cohort.

•
Primary Endpoint Analysis: Following the completion of the 12-month follow-up for all enrolled patients, we expect to begin analyzing the primary endpoint for the all-risk randomized cohort in the fourth quarter of 2027. This analysis would focus on a composite of all-cause mortality, all stroke, and cardiovascular rehospitalization metrics according to Valve Academic Research Consortium 3 standards.

Cash
We have not yet finalized our operating results for our year ended December 31, 2025, and our condensed consolidated financial statements as of and for the year ended December 31, 2025 are not expected to be available until after this offering is completed.
As of December 31, 2025, our cash and cash equivalents are anticipated to be approximately $12.6 million.
Our preliminary results as of December 31, 2025 are preliminary and unaudited and represent the most current information available to our management. The processes we have used to produce the unaudited preliminary estimated financial information are consistent with other quarterly closing processes. During the completion of such procedures and preparation, we may identify additional items that require material adjustments to the unaudited preliminary estimated financial information. Accordingly, our actual results may differ from the preliminary results due to the completion of our financial closing procedures, final adjustments and other developments that may arise between the date of this prospectus and the time that financial results for the year ended December 31, 2025 are finalized. Our independent registered public accounting firm, KPMG, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary unaudited financial results as of December 31, 2025. Accordingly, KPMG does not express an opinion or any other form of assurance with respect thereto. These preliminary unaudited financial results are not comprehensive financial results as of December 31, 2025, should not be viewed as a substitute for complete financial statements prepared in accordance with United States generally accepted accounting principles or more comprehensive financial information, and are not indicative of the results for any future period. We undertake no obligation to update or revise these amounts as a result of new information or otherwise. Therefore, investors should not place undue reliance on the unaudited preliminary estimated financial information.
The preliminary financial data included in this prospectus has been prepared by and is the responsibility of our management.
Concurrent Private Placement
Concurrently with this offering, pursuant to the Stock Purchase Agreement, we have agreed to sell to the Investor up to $90.0 million of shares of Common Stock, subject to a minimum purchase of 16.0% of the number of shares of Common Stock outstanding after this offering and the Private Placement and a maximum purchase of 19.99% of the number of shares of Common Stock outstanding after this offering, at a price per share equal to the public offering price in this offering. The Private Placement is being conducted pursuant to the exemption provided under Section 4(a)(2) of the Securities Act, and, as such, the securities offered thereby are not being registered pursuant to this prospectus supplement and accompanying prospectus. The Private Placement is subject to customary closing conditions. This offering is not conditioned on the closing of the Private Placement; however, the completion of the Private Placement is contingent on the completion of this offering. We cannot assure you that the Private Placement will be completed on the terms described herein, or at all.
This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities in connection with the Private Placement.
See the section entitled “The Concurrent Private Placement” for additional information.
Potential Debt Financing
Until our products become commercially available, we will need to obtain additional funding in connection with the further development of our products. In addition to this offering and the Private Placement, and subject to market conditions and other factors, we currently intend to incur indebtedness in a principal amount up to $100 million to fund our operations, which indebtedness may include a term loan facility, a revolving credit facility and/or include the issuance of equity linked securities (the “potential debt financing”). The terms of the potential debt financing are subject to ongoing discussions and may differ materially from our current expectations. In addition, we may elect not to pursue the potential debt financing and cannot give any assurances that it will be completed for an amount sufficient to fund our operations for any particular amount of time or at all.
The completion of this offering is not contingent upon the completion of the potential debt financing nor is the potential debt financing contingent upon the completion of this offering. Even if the potential debt financing is not completed, the securities sold in this offering will remain outstanding and we will continue to have broad discretion over the use of proceeds.

THE OFFERING
Securities Offered by Us
$200,000,000 of shares of our Common Stock at a public offering price of $     per share.
Concurrent Private Placement
Concurrently with this offering, pursuant to the Stock Purchase Agreement, we have agreed to sell to the Investor up to $90.0 million of shares of Common Stock, subject to a minimum purchase of 16.0% of the number of shares of Common Stock outstanding after this offering and the Private Placement and a maximum purchase of 19.99% of the number of shares of Common Stock outstanding after this offering, at a price per share equal to the public offering price in this offering. The Private Placement is being conducted pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and, as such, the securities offered thereby are not being registered pursuant to this prospectus supplement and the accompanying prospectus. This offering is not conditioned on the closing of the Private Placement; however, the completion of the Private Placement is contingent on the completion of this offering. Wells Fargo Securities, LLC is acting as placement agent in connection with the Private Placement and will receive a customary placement agent fee in connection with the Private Placement. The net proceeds of the Private Placement are expected to be approximately $       million, after deducting placement agent fees and estimated expenses payable by us.
Common Stock to be Outstanding After this Offering and the Concurrent Private Placement
      shares (or       shares if the underwriters exercise their option to purchase additional shares in full), including       shares represented by CDIs.
Option to Purchase Additional Shares
We have granted the underwriters the option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional $30,000,000 of shares of our Common Stock.
Use of Proceeds
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $      million, or approximately $      million if the underwriters exercise their option to purchase additional shares in full.
We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents and the net proceeds from the Private Placement, to support the next stage of growth and advance execution of our clinical strategy. This includes ongoing recruitment and study execution of the PARADIGM Trial of DurAVR® THV for treating severe aortic stenosis and expansion of manufacturing capabilities. In addition, a portion of the proceeds is expected to fund ongoing R&D for v2vmedtech, with the balance allocated to working capital and other general corporate purposes determined from time to time. See the section titled “Use of Proceeds.”
Listing
Our Common Stock is listed on Nasdaq under the symbol “AVR.” Our CDIs trade on the ASX under the symbol “AVR.”

The number of shares of our Common Stock that will be outstanding after this offering and the Private Placement is based on 36,062,370 shares of our Common Stock outstanding as of September 30, 2025 and excludes:
•	as of September 30, 2025, 2,677,594 shares of Common Stock issuable upon the exercise of outstanding options with a weighted average exercise price of $12.08 per share;
•	as of September 30, 2025, 1,212,899 shares of Common Stock issuable upon the vesting and settlement of restricted stock units (“RSUs”) outstanding;
•
as of September 30, 2025, 3,928,624 shares of Common Stock reserved for future grant or issuance under our equity incentive plans, as well as any additional shares that may become available for grant or issuance pursuant to annual evergreen increases or forfeitures under such plans;

•	5,135,000 shares of Common Stock (including 2,788,064 shares represented by CDIs) sold in a private placement (the “Prior Private Placement”) subsequent to September 30, 2025;
•	2,346,936 shares of Common Stock underlying outstanding warrants to purchase Common Stock issued in October 2025 (“Common Stock Warrants”);
•	3,038,064 shares of Common Stock underlying CDIs to be issued upon exercise of warrants to purchase CDIs issued in November 2025 (“CDI Warrants”); and
•
any shares of Common Stock and CDIs (including the underlying Common Stock) issued upon vesting of RSUs or exercise of options under the Company’s equity incentive plans subsequent to September 30, 2025.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares of Common Stock and no exercise or vesting and settlement of outstanding warrants (including the Common Stock Warrants and CDI Warrants), options or RSUs.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described below, together with the other information in this prospectus supplement, the information and documents incorporated herein and therein by reference, in the section titled “Risk Factors” in the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, which is on file with the SEC, as well as any subsequent filings that we make from time to time with the SEC, which are incorporated herein by reference. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to this Offering
There is substantial doubt about our ability to continue as a going concern.
As a result of our net loss and net cash outflows from operating activities, our independent external auditor included an explanatory paragraph in its report on our consolidated financial statements as of and for the year ended December 31, 2024 that indicated our results raise substantial doubt on our ability to continue as a going concern. The conditions giving rise to this uncertainty and our plan with respect to this uncertainty are disclosed in Note 3 to our consolidated financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2024, and Note 3 to our consolidated financial statements filed with our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, each of which are incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus forms a part. As of December 31, 2025, our preliminary unaudited cash and cash equivalents were $12.6 million. Our future viability as an ongoing business is dependent on our ability to attract additional capital and ultimately, upon our ability to develop future profitable operations, and if we fail to attract additional capital, we will be unable to continue as a going concern. There is no assurance that we will be successful in obtaining sufficient funding to fund continuing operations on terms acceptable to us, if at all. The perception that we might be unable to continue as a going concern may also make it more difficult to obtain financing for the continuation of our operations on terms that are favorable to us, or at all, and could result in the loss of confidence from investors and employees. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our financial statements, and it is likely that our investors will lose all or a part of their investment.
If you purchase securities in this offering, you will experience immediate dilution.
The public offering price per share of Common Stock in this offering exceeds the net tangible book value per share of our Common Stock outstanding prior to this offering, and as a result you will incur immediate and substantial dilution in the net tangible book value of the shares of Common Stock you purchase in this offering. After giving effect to the sale by us of      shares of Common Stock in this offering at the public offering price of $    per share and      shares of Common Stock in the Private Placement at the price of $     per share, and after deducting underwriting discounts and commissions and estimated offering expenses in this offering and placement agent fees and estimated offering expenses in the Private Placement, in each case payable by us, you will experience immediate dilution of $     per share, representing the difference between the public offering price per share and our pro forma as adjusted net tangible book value per share as of September 30, 2025 after giving effect to this offering and the Private Placement.
Moreover, in connection with the closing of the Private Placement, we expect to enter into a registration rights agreement (the “Registration Rights Agreement”) with the Investor, providing for the registration for resale of the Common Stock sold in the Private Placement pursuant to a registration statement (the “Private Placement Registration Statement”) to be filed with the SEC no later than the 18-month anniversary of the closing of the Private Placement. See the section entitled “The Concurrent Private Placement.” If any of these additional shares are sold, or if it is perceived that they will be sold, in the public market, the market price of our Common Stock could decline.

You may experience future dilution as a result of future equity offerings.
Sales of shares of our Common Stock result in dilution to our stockholders. To the extent future financings offer additional shares of Common Stock, CDIs, or other securities convertible into or exchangeable for Common Stock in the future, you may experience dilution. We cannot assure you that we will be able to sell shares of Common Stock or other securities in any other offering at a price per share that is equal to or greater than the price paid by investors in this offering for a share of Common Stock, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Common Stock, CDIs, or other securities convertible into or exchangeable for Common Stock in future transactions may be higher or lower than the price per share of Common Stock. Furthermore, if outstanding options or warrants are exercised, you could experience further dilution.
If our large stockholders sell a substantial number of shares of Common Stock or CDIs representing those shares in either the private or public markets, the market price of the Common Stock could decrease materially. The perception in the public market that these stockholders might sell Common Stock could also depress the market price of Common Stock and could impair our future ability to obtain capital, especially through an offering of equity securities.
Additionally, shares of Common Stock issued or issuable under our equity incentive plans to employees and directors have been registered on a Form S-8 registration statement and may be freely sold in the public market upon issuance.
We may experience delays and difficulties with the closing of the Private Placement and no assurance can be given that closing will take place on the timeline currently anticipated.
The failure to close the Private Placement could adversely impact our future liquidity and our financial condition. The closing of the Private Placement is subject to closing conditions, including the closing of this offering, and is expected to occur shortly after the closing of this offering. We may experience delays and difficulties with the closing of the Private Placement, and no assurance can be given that closing will take place on the timeline currently anticipated. Some of the conditions to closing are outside of our control and it is possible that not all of the closing conditions to the Private Placement will be satisfied or that we will not receive the entire amount of expected proceeds on the timeline currently anticipated. The failure to close either the Private Placement or this offering could adversely impact our future liquidity and our financial condition.
We do not anticipate paying dividends in the foreseeable future.
We did not declare any dividends during fiscal years 2021, 2022, 2023, 2024, or 2025 and we do not anticipate that we will do so in the foreseeable future. We currently intend to retain future earnings, if any, to finance the development of our business. Dividends, if any, on our outstanding Common Stock will be declared by and subject to the discretion of our board of directors on the basis of our earnings, financial requirements and other relevant factors, and subject to Delaware and federal law. We cannot assure you that our Common Stock will appreciate in value. You may not realize a return on your investment in our Common Stock and you may even lose your entire investment in our Common Stock.
Our management team has broad discretion to use the net proceeds from this offering and the Private Placement and its investment of these proceeds may not yield a favorable return. They may invest the net proceeds from this offering and the Private Placement in ways with which investors disagree.
Our management will have broad discretion over the use of net proceeds from this offering and the Private Placement and could spend such net proceeds in ways our stockholders may not agree with or that do not yield a favorable return, if at all. If we do not invest or apply the net proceeds from this offering and the Private Placement in ways that improve our operating results, we may fail to achieve expected financial results, which could cause the price of our Common Stock to decline. For additional details, see the section titled “Use of Proceeds.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND MARKET DATA
This prospectus supplement, the documents incorporated by reference herein, and any free writing prospectus that we authorize for use in connection with this offering may contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy, product development and plans and objectives of management for future operations, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “target,” “aim,” “strategy,” “plan,” “guidance,” “outlook,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements, which are subject to risks, include, but are not limited to, statements about:
•	the anticipated use of net proceeds from this offering;
•	sufficiency of our capital resources;
•	our ability to raise additional funding when needed;
•	our current and future R&D activities, including clinical testing and manufacturing and related costs and timing;
•	our product development and business strategy, including the potential size of the markets for our products and future development and/or expansion of our products in our markets;
•	our ability to commercialize products and generate product revenues;
•	any statements concerning anticipated regulatory activities, including our ability to obtain regulatory clearances;
•	our R&D expenses;
•	risks facing our operations and intellectual property; and
•	the issuance and sale of our Common Stock in the Private Placement and the use of proceeds therefrom.
We have based the forward-looking statements contained in this prospectus supplement largely on our current expectations, estimates, forecasts and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur at all. You should refer to the section titled “Risk Factors” herein and the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our subsequent filings we make with the SEC, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material.
The forward-looking statements made in this prospectus supplement relate only to events as of the date on which the statements are made. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act, do not protect any forward-looking statements that we make in connection with this offering.
You should read this prospectus supplement and the documents that we reference in this prospectus supplement and have filed as exhibits to the registration statement, of which this prospectus supplement and the accompanying prospectus are a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus supplement by these cautionary statements.

This prospectus supplement contains or incorporates by reference certain data and information that we obtained from various publications, including industry data and information from FMI. Statistical data in these publications also include projections based on a number of assumptions. The global, North American and European TAVR markets may not grow at the rate projected by market data or at all. Failure of the global, North American and European TAVR markets to grow at the projected rate may have a material and adverse effect on our business and the market price of our Common Stock and CDIs. In addition, the nature of the medical technology industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $       million, or approximately $       million if the underwriters exercise their option to purchase additional shares in full.
The net proceeds of the Private Placement are expected to be approximately $      million, after deducting placement agent fees and estimated expenses payable by us.
We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents and the net proceeds from the Private Placement, to support the next stage of growth and advance execution of our clinical strategy. This includes ongoing recruitment and study execution of the PARADIGM Trial of DurAVR® THV for treating severe aortic stenosis and expansion of manufacturing capabilities. In addition, a portion of the proceeds is expected to fund ongoing R&D for v2vmedtech, with the balance allocated to working capital and other general corporate purposes determined from time to time.
We have not yet determined the manner in which we will allocate the net proceeds from this offering and the Private Placement, and as a result, management will have broad discretion in the allocation and use of the net proceeds. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities in accordance with our investment policy.

DILUTION
If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share of Common Stock and the as adjusted net tangible book value per share of our Common Stock immediately after this offering and the Private Placement.
Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of Common Stock in this offering and the net tangible book value per share of Common Stock immediately after this offering and the Private Placement. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by the shares of Common Stock outstanding. As of September 30, 2025, our historical net tangible book value was $3.3 million, or $0.09 per share, based on 36,062,370 shares issued and outstanding as of such date. Historical net tangible book value per share of Common Stock represents our total tangible assets (total assets less intangible assets, net), less our total liabilities, divided by the total number of shares of Common Stock outstanding as of September 30, 2025.
Our pro forma net tangible book value as of September 30, 2025 was approximately $26.1 million, or $0.63 per share. Pro forma net tangible book value per share of Common Stock represents our total tangible assets (total assets less intangible assets, net), less our total liabilities, divided by the total number of shares of Common Stock outstanding as of September 30, 2025, and after giving effect to our issuance and sale of 5,135,000 shares of Common Stock (including 2,788,064 shares represented by CDIs) after September 30, 2025 and prior to the date of this prospectus supplement in the Prior Private Placement for net proceeds of approximately $22.8 million.
After giving effect to the sale of      shares of Common Stock in this offering at the public offering price of $    per share and      shares of Common Stock in the Private Placement at the price of $     per share, and after deducting underwriting discounts and commissions and estimated offering expenses in this offering and placement agent fees and estimated offering expenses in the Private Placement, in each case payable by us, our pro forma as adjusted net tangible book value (deficit) as of September 30, 2025 would have been $      million, or $    per share. This represents an immediate increase in pro forma net tangible book value of $      per share to existing stockholders (which, for purposes of this discussion of dilution, includes holders of our Common Stock and holders of our CDIs) and an immediate dilution of $     per share to investors participating in this offering, as illustrated in the following table:

Public offering price per share of Common Stock		$
Net tangible book value per share as of September 30, 2025	$0.09
Increase in net tangible book value per share attributable to the pro forma adjustments described above	$0.54
Pro forma net tangible book value per share as of September 30, 2025	$0.63
Increase in pro forma net tangible book value per share attributable to this offering and the Private Placement	$
Pro forma as adjusted net tangible book value per share as of September 30, 2025, after giving effect to this offering and the Private Placement		$
Dilution per share to investors purchasing shares of Common Stock in this offering.		$

The information above is based on 36,062,370 shares of our Common Stock outstanding as of September 30, 2025 and excludes:
•	as of September 30, 2025, 2,677,594 shares of Common Stock issuable upon the exercise of outstanding options with a weighted average exercise price of $12.08 per share;
•	as of September 30, 2025, 1,212,899 shares of Common Stock issuable upon the vesting and settlement of RSUs outstanding;
•
as of September 30, 2025, 3,928,624 shares of Common Stock reserved for future grant or issuance under our equity incentive plans, as well as any additional shares that may become available for grant or issuance pursuant to annual evergreen increases or forfeitures under such plans;

•	2,346,936 shares of Common Stock underlying the Common Stock Warrants;

•	3,038,064 shares of Common Stock underlying CDIs to be issued upon exercise of the CDI Warrants; and
•
any shares of Common Stock and CDIs (including the underlying Common Stock) issued upon vesting of RSUs or exercise of options under the Company’s equity incentive plans subsequent to September 30, 2025.

The above illustration of dilution per share to investors participating in this offering assumes no exercise by the underwriters of their option to purchase additional shares of Common Stock and no exercise or vesting and settlement of outstanding warrants (including the Common Stock Warrants and CDI Warrants), options or RSUs. To the extent that any outstanding warrants or options are exercised or other shares are issued upon vesting of outstanding awards, there will be further dilution to new investors. In addition, we expect to raise additional capital. To the extent that we raise additional capital through the sale of equity or convertible securities, the issuance of these securities could result in further dilution to our stockholders.

THE CONCURRENT PRIVATE PLACEMENT
Concurrently with this offering, pursuant to the Stock Purchase Agreement, we have agreed to sell to the Investor up to $90.0 million of shares of Common Stock, subject to a minimum purchase of 16.0% of the number of shares of Common Stock outstanding after this offering and the Private Placement and a maximum purchase of 19.99% of the number of shares of Common Stock outstanding after this offering, at a price per share equal to the public offering price in this offering. The Private Placement is being conducted pursuant to the exemption provided under Section 4(a)(2) of the Securities Act, and, as such, the securities offered thereby are not being registered pursuant to this prospectus supplement and accompanying prospectus. The Private Placement is subject to customary closing conditions. This offering is not conditioned on the closing of the Private Placement; however, the completion of the Private Placement is contingent on the completion of this offering. The Private Placement is expected to close shortly after this offering. This prospectus supplement and the accompanying prospectus are not an offer to sell or a solicitation of an offer to buy any securities in connection with the Private Placement.
Pursuant to the Stock Purchase Agreement, in connection with the closing of the Private Placement, we expect to enter into the Registration Rights Agreement, pursuant to which we will agree to grant to the Investor certain resale registration rights with respect to the shares sold to them in the Private Placement. Pursuant to the Registration Rights Agreement, we will agree to (i) register the resale of the shares sold to the Investor in the Private Placement pursuant to the Private Placement Registration Statement and (ii) provide the Investor with the right to demand the registration of the Investor’s shares in one underwritten offering following the effectiveness of the Private Placement Registration Statement. We will agree to use reasonable best efforts to cause the Private Placement Registration Statement to be declared effective at the earliest possible date, but in no event later than 75 days after the closing of the Private Placement (or, if earlier, the fifth day after we are notified that the SEC will not review the Private Placement Registration Statement), and to keep the Private Placement Registration Statement continuously effective from the date on which the SEC declares the Private Placement Registration Statement to be effective until such date that all Registrable Securities (as such term is defined in the Registration Rights Agreement) covered by the Private Placement Registration Statement have been sold pursuant to a registration statement under the Securities Act or under Rule 144 as promulgated by the SEC under the Securities Act, or otherwise are eligible for resale under Rule 144 without specified limitations.
At the closing of the Private Placement, we also expect to enter into an investor rights agreement (the “Investor Rights Agreement”) with the Investor, pursuant to which, among other things, (i) so long as the Investor beneficially owns at least 75% of the shares of Common Stock issued at the closing of the Private Placement (the “Minimum Ownership Threshold”), we will agree to provide the Investor with participation rights in certain future equity offerings, (ii) the Investor will agree, until the date that is 16 months after the closing date of the Private Placement, to be subject to customary lock-up restrictions with respect to sales of shares of our Common Stock, subject to certain customary exceptions, (iii) the Investor will agree, until the date that is 16 months after the closing date of the Private Placement (the “standstill period”), to be subject to stand-still restrictions with respect to acquisitions of shares of our Common Stock and similar activities, subject to certain customary exceptions, (iv) the Investor will agree, during the standstill period, to vote all shares of Common Stock as to which it is entitled to vote at each meeting of stockholders of the Company in accordance with the recommendation of our board of directors as set forth in the relevant definitive proxy statement, (v) we and the Investor will agree to engage in non-exclusive good faith discussions regarding potential collaboration opportunities with respect to manufacturing, co-development and co-commercialization of our products and other matters as may be agreed to between us and the Investor from time to time, (vi) subject to the Minimum Ownership Threshold, from the closing date of the Private Placement, the Investor will have the right to designate one non-voting board of directors observer, who must be reasonably acceptable to our board of directors, until the date on which the Investor’s board observer rights terminate in accordance with the terms of the Investor Rights Agreement, and (vii) from the closing date of the Private Placement until we have received FDA approval of the DurAVR THV®, we will agree to provide the Investor with certain negotiation rights in connection with future third-party acquisition proposals, subject to the Investor meeting the Minimum Ownership Threshold and the board observer rights having not terminated upon the occurrence of certain circumstances.
Wells Fargo Securities, LLC is acting as placement agent in connection with the Private Placement and will receive a customary placement agent fee in connection therewith.

The foregoing summaries of the Stock Purchase Agreement, Registration Rights Agreement, and Investor Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the respective provisions of the Stock Purchase Agreement, Registration Rights Agreement, and Investor Rights Agreement, each of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with the closing of the concurrent Private Placement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS
The following discussion is a summary of material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our Common Stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects thereof. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our Common Stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our Common Stock.
This discussion is limited to Non-U.S. Holders that purchased our Common Stock for cash pursuant to this offering and that hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income, the effects of Section 451 of the Code with respect to conforming the timing of income accrual to financial statements and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•	U.S. expatriates and former citizens or long-term residents of the United States;
•	persons holding our Common Stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	brokers, dealers, or traders in securities;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	partnerships or other entities or arrangements treated as partnerships and other pass-through entities for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations (including private foundations) or governmental organizations;
•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code;
•	Non-U.S. Holders that own, or are deemed to own, more than 5% of our Common Stock (directly, indirectly or by attribution);
•	persons who hold or receive our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•	tax-qualified retirement plans; and
•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.
If an entity treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our Common Stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX

CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Common Stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
As described in the section titled “Market Information for Common Stock and Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our Common Stock in the foreseeable future. However, if we do make distributions of cash or property on our Common Stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Common Stock, but not below zero. Any excess will be treated as capital gain and will be treated as described in the subsection titled “Sale or Other Taxable Disposition” below. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations. Any such distributions will also be subject to the discussions below under the section titled “Information Reporting and Backup Withholding.”
Subject to the discussions below regarding effectively connected income, backup withholding and FATCA (as defined below), dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption from withholding, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition
Subject to the discussions below regarding backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Common Stock unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•	our Common Stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Common Stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Common Stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our Common Stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Common Stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our Common Stock will not be subject to backup withholding, provided the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Common Stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Common Stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a U.S. person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Common Stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Common Stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Common Stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Common Stock, the preamble to proposed Treasury Regulations eliminates FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued or such proposed Treasury Regulations are withdrawn.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Common Stock.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, dated       , 2026, among us and Barclays Capital Inc., Wells Fargo Securities, LLC and Cantor Fitzgerald & Co. (collectively, the “Representatives”), as the representatives of the underwriters named below and the joint book-running managers of this offering, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective number of shares of Common Stock shown opposite its name below:

Underwriter	Number of Securities
Barclays Capital Inc.
Wells Fargo Securities, LLC
Cantor Fitzgerald & Co.
Total

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares of Common Stock if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares of Common Stock subject to their acceptance of the shares of Common Stock from us and subject to prior sale. Sales of any shares of Common Stock may be made by affiliates of the underwriters. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.
Barrenjoey Markets Pty Limited is acting as financial advisor in connection with the offering of Common Stock to investors in Asia-Pacific and certain other jurisdictions outside of the United States and Canada. Barrenjoey Markets Pty Limited is not acting as an underwriter of this offering.
Commission and Expenses
The underwriters have advised us that they propose to offer the Common Stock to the public at the offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriters, at that price less a concession not in excess of $     per share of Common Stock. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $     per share of Common Stock to certain brokers and dealers. After the offering, the offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of Common Stock.

	Per Share		Total
	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares	Without Option to Purchase Additional Shares	With Option to Purchase Additional Shares
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $     million.
Wells Fargo Securities, LLC is acting as placement agent in connection with the Private Placement and will receive a customary placement agent fee in connection therewith.
Option to Purchase Additional Shares
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of $30,000,000 of shares of our Common Stock from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares of our Common Stock proportionate to that underwriter’s initial purchase commitment as indicated in the table above.
No Sales of Similar Securities
We, our officers, directors and certain of our securityholders, have agreed, subject to specified exceptions, without the prior written consent of the Representatives, not to directly or indirectly:
•
offer, sell, assign, transfer, pledge, contract to sell, lend or otherwise dispose of any shares of Common Stock or securities of the Company listed on the ASX or securities convertible into or exercisable or exchangeable for shares of Common Stock or securities of the Company listed on the ASX; or

•	publicly announce an intention to do any of the foregoing.
This restriction terminates after the close of trading of the Common Stock on and including the 90th day after the date of this prospectus supplement. These restrictions do not apply in certain circumstances, subject to certain limitations and conditions set forth in the lock-up agreements, including our sale of shares of Common Stock in the Private Placement.
The Representatives may, in their sole discretion and at any time or from time to time before the termination of the 90-day period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our stockholders who will execute a lock-up agreement providing consent to the sale of securities prior to the expiration of the lock-up period.
Stabilization
The underwriters have advised us that they, pursuant to Regulation M under the Exchange Act, and certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the Common Stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.
“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares of our Common Stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of Common Stock available for purchase in the open market as compared to the price at which they may purchase Common Stock through the option to purchase additional shares.
“Naked” short sales are sales in excess of the option to purchase additional shares of our Common Stock. The underwriters must close out any naked short position by purchasing Common Stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our Common Stock in the open market after pricing that could adversely affect investors who purchase in this offering.
A stabilizing bid is a bid for the purchase of shares of Common Stock on behalf of the underwriters for the purpose of fixing or maintaining the price of the Common Stock. A syndicate covering transaction is the bid for or the purchase of shares of Common Stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our Common Stock or preventing or retarding a decline in the market price of our Common Stock. As a result, the price of our Common Stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the Common Stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Common Stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
We have obtained a “no action letter” from the Australian Securities and Investments Commission (“ASIC”) in relation to market stabilization activities conducted in relation to the offering, confirming that ASIC will not take any action in relation to arguable breaches of certain sections of the Corporations Act which occur in relation to such market stabilization activities, subject to us and the underwriters complying with certain conditions (including disclosure of market stabilization activities to ASX).
Electronic Distribution
This prospectus supplement and the accompanying prospectus in electronic format may be made available by e-mail or on the web site or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of securities for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus supplement or the accompanying prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, Wells Fargo Securities, LLC is acting as placement agent in connection with the Private Placement and will receive a customary placement agent fee in connection therewith.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriters or their respective affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their respective affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the securities offered hereby. The underwriters and certain of their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Australia
This prospectus supplement and the accompanying prospectus:

•	do not constitute a disclosure document or a prospectus under Part 6D.2 of the Corporations Act;
•
have not been, and will not be, lodged with the Australian Securities and Investments Commission, as disclosure documents for the purposes of the Corporations Act and do not purport to include the information required of disclosure documents for the purposes of the Corporations Act; and

•
may only be provided in Australia to persons who are “sophisticated investors” in accordance with section 708(8) of the Corporations Act, or to persons where the offer or invitation to that person otherwise does not require disclosure in accordance with Part 6D.2 of the Corporations Act (“Exempt Investors”).

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.
Canada
The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which have been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation (as defined below), except that the securities may be offered to the public in that Relevant State at any time:
•	to any legal entity which is a “qualified investor” as defined under Article 2 of the Prospectus Regulation;
•
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of the securities shall require us or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong
No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”), and any rules made under the SFO; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”), or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.
This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement and the accompanying prospectus are being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”), to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50.0 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.
Japan
The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (“FIEL”), and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Stock may not be circulated or distributed, nor may the Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

○	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
○	where no consideration is or will be given for the transfer;
○	where the transfer is by operation of law;
○	as specified in Section 276(7) of the SFA; or
○	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”), or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement and the accompanying prospectus nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.
United Kingdom
No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:
•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
•
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

•	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),
provided that no such offer of the securities shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the FSMA.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
New Zealand
The securities offered hereby have not been offered or sold, and will not be offered or sold, directly or indirectly in New Zealand and no offering materials or advertisements have been or will be distributed in relation to any offer of securities in New Zealand, in each case other than:
•	to persons whose principal business is the investment of money or who, in the course of and for the purposes of their business, habitually invest money;
•	to persons who in all the circumstances can properly be regarded as having been selected otherwise than as members of the public;
•
to persons who are each required to pay a minimum subscription price of at least NZ$500,000 for the securities before the allotment of those securities (disregarding any amounts payable, or paid, out of money lent by the issuer or any associated person of the issuer); or

•
in other circumstances where there is no contravention of the Securities Act 1978 of New Zealand (or any statutory modification or reenactment of, or statutory substitution for, the Securities Act 1978 of New Zealand).

LEGAL MATTERS
The validity of the shares of Common Stock offered by this prospectus supplement will be passed upon for us by Jones Day. Covington & Burling LLP, New York, New York, is acting as U.S. counsel to the underwriters in connection with this offering and Allens, Australia is acting as Australian counsel to the underwriters in connection with this offering.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2023 and 2024, and for each of the years in the two-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2023 and 2024 consolidated financial statements of the Company contains an explanatory paragraph that states that the Company has suffered losses from operations that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that might result from the outcome of this uncertainty.
Certain market data in this prospectus supplement and the accompanying prospectus and incorporated by reference herein or therein is attributed to a report prepared for us by FMI and is included on reliance upon the authority of that firm as an expert, although FMI has not independently verified the material provided to it by any outside sources relied upon in producing such report. This information has been included with the consent of FMI and FMI has authorized that portions of the prospectus supplement and the accompanying prospectus, or the documents incorporated by reference herein or therein, be attributed to it.
LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S LIABILITY
The liability of KPMG, in relation to the performance of their professional services provided to Anteris Technologies Global Corp. including, without limitation, KPMG’s audits of Anteris Technologies Global Corp’s. consolidated financial statements described above, is limited under the Chartered Accountants in Australia and New Zealand (NSW) Scheme approved by the New South Wales Professional Standards Council or such other applicable scheme approved pursuant to the Professional Standards Act 1994 (NSW) (the “Professional Standards Act”), including the Treasury Legislation Amendment (Professional Standards) Act (the “Accountants Scheme”). Specifically, the Accountants Scheme limits the liability of KPMG to a maximum amount of A$75.0 million. The Accountants Scheme does not limit liability for breach of trust, fraud or dishonesty. The Professional Standards Act and the Accountants Scheme have not been subject to relevant judicial consideration and, therefore, how the limitations will be applied by courts and the effect of the limitations on the enforcement of foreign judgments is untested.
Anteris Technologies Global Corp. does not have an indemnification agreement with KPMG, the auditors of Anteris Technologies Global Corp. that, under FRC 602.02.f.i, would result in KPMG not being considered independent for the purpose of certifying the financial statements. Any such indemnification agreement would be regarded as against public policy and unenforceable under U.S. securities laws.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.anteristech.com, where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Information contained on, or that is accessible through, any website referenced in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein does not constitute a part of this prospectus supplement or the accompanying prospectus and we do not incorporate any such information into this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part. Any such website address has been included in this prospectus supplement or the accompanying prospectus and the documents incorporated by reference herein or therein solely as an inactive textual reference.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the shares of Common Stock that we are offering. Statements in this prospectus supplement and the accompanying prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference herein is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (except the information contained in such documents to the extent “furnished” and not “filed”) and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering (except the information contained in such documents to the extent “furnished” and not “filed”):
•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 12, 2025 (as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 29, 2025);
•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 13, 2025, for the quarter ended June 30, 2025, filed with the SEC on August 11, 2025, and for the quarter ended September 30, 2025, filed with the SEC on November 12, 2025;

•
our Current Reports on Form 8-K filed with the SEC on March 6, 2025, June 9, 2025, July 29, 2025, August 7, 2025, September 4, 2025, September 11, 2025, September 19, 2025, September 29, 2025, October 15, 2025 (solely with respect to Items 5.08 and 8.01), October 24, 2025 (solely with respect to Item 3.02), October 27, 2025, December 1, 2025, December 4, 2025 and December 15, 2025; and

•
the description of our Common Stock contained in Exhibit 4.3 to our Annual Report on Form 10-K filed with the SEC on March 12, 2025, and all subsequently filed amendments and reports updating that description.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered herewith, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from us, at no cost, by writing or telephoning us at: Anteris Technologies Global Corp., Toowong Tower, Level 3, Suite 302, 9 Sherwood Road, Toowong, QLD 4066, Australia, +61 7 3152 3200, Attention: Chief Financial Officer.
Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or the accompanying prospectus (or in any document incorporated by reference herein) or in any other subsequently filed document that is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS
$500,000,000

Common Stock
Preferred Stock
Depositary Shares
Warrants
Subscription Rights
Contingent Value Rights
Debt Securities
Purchase Contracts
Units
We may offer and sell from time to time our common stock, preferred stock, depositary shares, warrants, subscription rights, contingent value rights, debt securities and purchase contracts, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate initial offering price of $500,000,000 or the equivalent amount in other currencies or currency units.
We will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities.
We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.
Our common stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “AVR.” Our CHESS Depositary Interests over our common stock (“CDIs”) trade on the Australian Securities Exchange (the “ASX”) under the symbol “AVR.” On January 2, 2026, the closing price for our common stock on Nasdaq was $4.92 per share. None of the other securities that we may offer under this prospectus are currently publicly traded.
Investing in any of our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 4 of this prospectus for the risks and uncertainties you should consider before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 8, 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $500,000,000 or the equivalent amount in other currencies or currency units.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”
We have not authorized anyone to provide you with different information from the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
In this prospectus, unless otherwise indicated or the context otherwise requires, all references in this prospectus to the “Company,” “Anteris,” “Anteris®,” “we,” “us” and “our” refer to Anteris Technologies Pty Ltd (formerly Anteris Technologies Ltd) (“ATPL”) prior to the Reorganization (as defined herein) and Anteris Technologies Global Corp. after the Reorganization.
CONVENTIONS WHICH APPLY IN THIS PROSPECTUS
This prospectus contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of Australian dollars (A$) into U.S. dollars ($) in this prospectus were made at the rate of approximately A$1 to $0.650. We make no representation that the Australian dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Australian dollars, as the case may be, at any particular rate or at all.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.anteristech.com, where you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Information contained on, or that is accessible through, any website referenced in this prospectus and the documents incorporated by reference herein does not constitute a part of this prospectus and we do not incorporate any such information into this prospectus or the registration statement of which it forms a part. Any such website address has been included in this prospectus and the documents incorporated by reference herein solely as an inactive textual reference.
ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement, and (ii) after the date of this prospectus until the offering of the securities is terminated:
•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 12, 2025 (as amended by Amendment No. 1 on Form 10-K/A, filed with the SEC on April 29, 2025);
•
our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 13, 2025, for the quarter ended June 30, 2025, filed with the SEC on August 11, 2025, and for the quarter ended September 30, 2025, filed with the SEC on November 12, 2025;

•
our Current Reports on Form 8-K filed with the SEC on March 6, 2025, June 9, 2025, July 29, 2025, August 7, 2025, September 4, 2025, September 11, 2025, September 19, 2025, September 29, 2025, October 15, 2025 (solely with respect to Items 5.08 and 8.01), October 24, 2025 (solely with respect to Item 3.02), October 27, 2025, December 1, 2025, December 4, 2025 and December 15, 2025; and

•
the description of our common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K filed with the SEC on March 12, 2025, and all subsequently filed amendments and reports updating that description.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.
We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from us, at no cost, by writing or telephoning us at: Anteris Technologies Global Corp., Toowong Tower, Level 3, Suite 302, 9 Sherwood Road, Toowong, QLD 4066, Australia, +61 7 3152 3200, Attention: Chief Financial Officer.
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THE COMPANY
Business Overview
Anteris is a structural heart company dedicated to revolutionizing cardiac care by pioneering science-driven and measurable advancements to restore heart valve patients to healthy function. Our lead product, the DurAVR® Transcatheter Heart Valve (“THV”) System, was designed in collaboration with the world’s leading interventional cardiologists and cardiac surgeons to treat aortic stenosis— a potentially life-threatening condition resulting from the narrowing of the aortic valve. The balloon-expandable DurAVR® THV is the first biomimetic valve, which is shaped to mimic the performance of a healthy human aortic valve and aims to replicate normal aortic blood flow. Our DurAVR® THV System consists of a single-piece, biomimetic valve made with our proprietary ADAPT® tissue-enhancing technology and deployed with our balloon expandable ComASUR® Delivery System. ADAPT® is our proprietary anti-calcification tissue shaping technology that is designed to reengineer xenograft tissue into a pure, single-piece collagen bioscaffold. Our patented ADAPT® tissue has been clinically demonstrated to be calcium free for up to 10 years post-procedure, according to Performance of the ADAPT-Treated CardioCel® Scaffold in Pediatric Patients With Congenital Cardiac Anomalies: Medium to Long-Term Outcomes, published by William Neethling et. al., and has been distributed for use in over 55,000 patients globally in other indications. Our balloon expandable ComASUR® Delivery System, which was developed in consultation with physicians, is designed to provide precise alignment with the heart’s native commissures to achieve accurate placement of the DurAVR® THV. As of December 2025, more than 130 patients have been implanted with the DurAVR® THV worldwide.
Aortic stenosis is one of the most common and serious valvular heart diseases. It is fatal in approximately 50% of patients if left untreated after two years, and no pharmacotherapy is available to treat this disease. Aortic stenosis causes a narrowing of the heart’s aortic valve, which reduces or blocks the amount of blood flowing from the heart to the body’s largest artery, the aorta, and from there to the rest of the body. Minimally-invasive transcatheter aortic valve replacement (“TAVR”), which the U.S. Food and Drug Administration (“FDA”) initially approved in 2011 for high surgical risk patients, has emerged as an alternative to open-heart surgery. In 2019, the FDA also approved TAVR for use in low-risk surgical patients. These low-risk surgical patients are often younger persons within the geriatric population that require heart valves with longer durability and pre-disease hemodynamics for an improved quality of life. More generally, patients with aortic valve stenosis are now being diagnosed at a younger age. Yet, according to a publication in The Journal of American Medical Association, only 15-20% of severe aortic stenosis cases are treated today.
While previous generations of TAVRs were designed for older, high risk patients, our DurAVR® THV System is designed to be a solution for all patients, including both older, younger and less-active patients. Our first in class DurAVR® THV System is a single-piece valve with a novel, biomimetic design that aims to replicate the normal blood flow of a healthy human aortic valve as compared to traditional three-piece aortic valves. In our First-In-Human (“FIH”) study (“EMBARK”), we observed promising results in relation to hemodynamics, laminar flow and exercise capacity. When compared to a healthy aortic valve, our DurAVR® THV System showed no significant difference in aortic flow.
In addition, our DurAVR® THV System has been developed with the aim to increase durability and last longer than traditional three-piece designs through the use of our ADAPT® anti-calcification tissue including a molded single-piece of tissue designed to mimic the performance of a pre-disease human aortic valve, which we believe can result in improved hemodynamics as compared to traditional three-piece designs. These designs and features cumulatively aim to provide a better quality of life as compared to the current standard of care associated with traditional three-piece designs. We intend to test these features in the DurAVR® THV System randomized, global pivotal study ( “PARADIGM Trial”).
The PARADIGM Trial is a prospective, randomized, controlled multicenter, international study wherein subjects will be randomized to receive either a TAVR using the DurAVR® THV or TAVR using a commercially available and approved THV in an “All Comers Randomized Cohort.” The primary end point of the PARADIGM Trial is a composite of all-cause mortality, all stroke and cardiovascular hospitalization at 1-year post-procedure. The endpoint will be evaluated as a non-inferiority analysis. We anticipate that the subjects will include a broad array of risk profiles. Subjects with a failed surgical bioprosthesis in need of a valve-in-valve (“ViV”) TAVR will be enrolled in a separate parallel registry.
During the third quarter of 2025, we advanced regulatory activities in parts of Europe, with the goal of securing clearance to commence the PARADIGM Trial in those countries. In October 2025, we secured the first European regulatory clearance in Denmark and subsequently enrolled and treated the first patients marking the formal initiation of the PARADIGM Trial. We announced Investigational Device Exemption (“IDE”) approval for the PARADIGM Trial by the FDA in November 2025 as well. In parallel, cross-functional teams continue to conduct site and operational readiness activities ahead of anticipated regulatory approval of the study in each participating country.
We expect the data from the PARADIGM Trial will provide the primary clinical evidence required for regulators to approve commercialization. This includes Premarket Approval (“PMA”) that is required for commercialization of the DurAVR® THV System in the United States and CE Mark approval in Europe.
We continued strengthening our operational infrastructure during the third quarter of 2025, advancing quality management system buildout to support upcoming clinical activities and future ISO 13485 certification. Key quality procedures and standard operating documents were released to establish the framework for a mature, compliant system and mitigate audit risk. In parallel, manufacturing scale-up activities progressed, including cross-training of inspection personnel, expansion of clean room capacity, and ongoing process development initiatives to ensure robust, high-yield production in line with projected demand.
We are a development stage company and have incurred net losses each year since operation, however, we believe that we have significant growth potential in a large, underpenetrated and growing TAVR market. Since the inception of the TAVR procedure, the annual volume of TAVR procedures in the United States has increased significantly year-over-year, with an estimated 73,000 patients having undergone a TAVR procedure in the United States in 2019 according to the STS/ACC TVT Registry. According to Future Market Insights (“FMI”), a market research firm, the total global market opportunity for TAVR in relation to severe aortic stenosis and in relation to ViV procedures is expected to reach $9.9 billion and $2.5 billion, respectively, in 2028.
Our innovation-focused research and development (“R&D”) practice is driven by rapid technological advancement and significant input from leading interventional cardiologists and cardiac surgeons. As a company that is primarily in the development phase, we currently generate small amounts of revenue and income which are insufficient to cover our investment in research, development and operational activities resulting in recurring net operating losses, incurred since inception. We, like other development stage medical device companies, experience challenges in implementing our business strategy due to limited resources and a smaller capital base as we prioritize product development, minimize the period to the commencement of commercial sales, ensure our focus on quality as well as scale our operations. The development and commercialization of new medical devices is highly competitive. Those competitors may have substantial market share, substantially greater capital resources and established relationships with the structural heart community, potentially creating barriers to adoption of our technology. Our success will partly be based on our ability to educate the market about the benefits of our disruptive technology including current unmet clinical needs compared to commercially available devices as well as how we plan to capture market share post commercialization.
We are dedicated to developing technological enhancements and new indications for existing products, and less invasive and novel technologies to address unmet patient needs in structural heart disease. That dedication leads to our initiation and participation in clinical trials that seek to prove our pipeline is safe and effective as the demand for clinical and economic evidence remains high.
From time to time, we enter into strategic agreements aimed at enhancing our business operations and profitability. For example, in April 2023, we invested in and entered into a development agreement with, v2vmedtech, inc. (“v2vmedtech”), which develops an innovative heart valve repair device for the minimally invasive treatment of mitral and tricuspid valve regurgitation.
Initial Public Offering and Reorganization
On December 12, 2024, we completed our initial public offering pursuant to which we issued and sold 14,878,481 shares of our Common Stock at a public offering price of $6.00 per share. We received net proceeds of $80.0 million, after deducting the underwriting discounts, commissions and offering expenses and giving effect to the exercise of the underwriters’ option to purchase additional shares.
Prior to the consummation of our initial public offering, we completed a series of reorganization transactions (the “Reorganization”) pursuant to which we received all of the issued and outstanding shares of ATPL, which was formerly an Australian public company originally registered in Western Australia, Australia and listed on the ASX, pursuant to a scheme of arrangement under Australian law between ATPL and its shareholders (the “Scheme”)

under Part 5.1 of the Australian Corporations Act 2001 (Cth) (the “Corporations Act”). Contemporaneously with implementation of the Scheme, ATPL also cancelled all existing options it had on issue in exchange for the Company issuing replacement options to acquire Common Stock pursuant to a scheme of arrangement between ATPL and its optionholders (the “Option Scheme”) under Part 5.1 of the Corporations Act. The Scheme was approved by ATPL’s shareholders at a general meeting of shareholders, which was held on December 3, 2024. The Option Scheme was approved by ATPL’s optionholders at a general meeting of optionholders held on the same day. ATPL obtained approval of the Scheme and the Option Scheme by the Supreme Court of Queensland on December 4, 2024. As a result of the Reorganization, ATPL became a wholly owned subsidiary of the Company and the shareholders of ATPL immediately prior to the consummation of the initial public offering, became holders of either one share of Common Stock or one CDI for every ordinary share of ATPL held as of the record date fixed for the relevant meeting.
Corporate Information
The Company was incorporated in the State of Delaware on January 29, 2024. The Company is a global company with its principal executive offices located at Toowong Tower, Level 3, Suite 302, 9 Sherwood Road, Toowong, QLD 4066, Australia, and other key locations located at 860 Blue Gentian Road, Suite 340, Eagan, Minnesota 55121 as well as two other sites in Minnesota and sites in Western Australia, Australia and Geneva, Switzerland. The Company’s telephone number is +61 7 3152 3200. Additional information can be found on our website address: www.anteristech.com. Information contained on, or that is accessible through, the website is not incorporated into and is not a part of this prospectus.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before you decide to invest in our securities, you should carefully consider the risks set forth under the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and in our Quarterly Report on Form 10-Q for the three months ended September 30, 2025, both of which are incorporated by reference herein and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The occurrence of one or more of the events or circumstances described in such risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which event you could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements that can involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, product development and plans and objectives of management for future operations, are forward-looking statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “target,” “aim,” “strategy,” “plan,” “guidance,” “outlook,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, although not all forward-looking statements contain these identifying words. Forward-looking statements, which are subject to risks, include, but are not limited to, statements about:
•	sufficiency of our capital resources;
•	our ability to raise additional funding when needed;
•	our current and future R&D activities, including clinical testing and manufacturing and related costs and timing;
•	our product development and business strategy, including the potential size of the markets for our products and future development and/or expansion of our products in our markets;
•	our ability to commercialize products and generate product revenues;
•	any statements concerning anticipated regulatory activities, including our ability to obtain regulatory clearances;
•	our R&D expenses; and
•	risks facing our operations and intellectual property.
We have based the forward-looking statements contained in this prospectus largely on our current expectations, estimates, forecasts and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur at all. You should refer to the section titled “Risk Factors” herein and the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our subsequent filings we make with the SEC, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material.
The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. The Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), do not protect any forward-looking statements that we make in connection with this offering.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements.
This prospectus contains or incorporates by reference certain data and information that we obtained from various publications, including industry data and information from FMI. Statistical data in these publications also include projections based on a number of assumptions. The global, North American and European TAVR markets may not grow at the rate projected by market data or at all. Failure of the global, North American and European TAVR markets to grow at the projected rate may have a material and adverse effect on our business and the market price of our common stock and CDIs. In addition, the nature of the medical technology industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS
Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. Pending any specific application, we may initially invest funds in U.S. government obligations.

DESCRIPTION OF CAPITAL STOCK
The following description sets forth certain material terms and provisions of our capital stock. This description is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, the applicable provisions of our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws, each of which is incorporated by reference into the registration statement of which this prospectus forms a part. We encourage you to read our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws for additional information.
Authorized Capital Stock
Our authorized share capital is divided into 400,000,000 shares of common stock and 40,000,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
Except as otherwise required by law, as provided in our Second Amended and Restated Certificate of Incorporation or as provided in the resolution or resolutions, if any, adopted by our Board of Directors with respect to any series of the preferred stock, the holders of our common stock exclusively possess all voting power. Each holder of shares of common stock is entitled to one vote for each share held by such holder. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. Subject to the rights of holders of any series of outstanding preferred stock, holders of shares of our common stock have equal rights of participation in the dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by our Board of Directors from time to time out of assets or funds legally available therefor and have equal rights to receive the assets and funds of the Company available for distribution to stockholders in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary.
CDIs
CDIs confer the beneficial ownership of our common stock on each CDI holder, with the legal title to such securities held by an Australian depositary entity, CHESS Depositary Nominees Pty Limited (the “Depositary Nominee”), which is a wholly owned subsidiary of ASX Limited, being the operator of the ASX. The Depositary Nominee is the registered holder of those shares of our common stock held for the benefit of the holders of CDIs. The Depositary Nominee does not charge a fee for providing this service.
Each CDI represents an interest in one share of our common stock. Holders of CDIs do not hold the legal title to the underlying shares of our common stock to which the CDIs relate, as the legal title is held by the Depositary Nominee. Each holder of CDIs, however, has a beneficial interest in the underlying shares of our common stock. Each holder of CDIs that elects to vote at a stockholder meeting is entitled to one vote for every one CDI held by such holder. In order to vote at a stockholder meeting, a CDI holder may:
•
instruct the Depositary Nominee, as legal owner of the shares of common stock, to vote the shares of our common stock represented by their CDIs in a particular manner. A voting instruction form will be sent to holders of CDIs and must be completed and returned to the share registry for the CDIs prior to a record date fixed for the relevant meeting, or the CDI Voting Instruction Receipt Time, which is notified to CDI holders in the voting instructions included in a notice of meeting;

•
inform us that they wish to appoint themselves or a third party as the Depositary Nominee’s proxy with respect to our shares of common stock underlying the holder’s CDIs for the purposes of attending and voting at the meeting. The instruction form must be completed and returned to the share registry for the CDI prior to the CDI Voting Instruction Receipt Time; or

•
convert their CDIs into shares of our common stock and vote those shares at the meeting. The conversion must be undertaken prior to a record date fixed by the Board of Directors for determining the entitlement of stockholders to attend and vote at the meeting. If the holder later wishes to sell their investment on the ASX, it would first be necessary to convert those shares of common stock back to CDIs. Further details on the conversion process are set out below.

Voting instruction forms and details of these alternatives are included in each notice of meeting sent to CDI holders by the Company.

Our CDIs are currently subject to a restriction from trading on ASX which prevents “U.S. Persons” (as defined in Rule 902 of Regulation S of the Securities Act) from acquiring CDIs. This restriction is expected to be in place until May 5, 2026, unless extended.
Conversion of CDIs to Shares of Common Stock
Subject to any restrictions or requirements, including distribution compliance periods, instituted in compliance with the issuance of CDIs in a private placement transaction in November 2025, CDI holders may at any time convert their CDIs to a holding of shares of common stock by instructing the share registry for the CDIs, either:
•
directly in the case of CDIs held on the issuer sponsored sub-register operated by the Company (holders of CDIs are provided with a CDI issuance request form to return to the share registry for the CDIs); or

•
through their “sponsoring participant” (usually their broker) in the case of CDIs which are held on the CHESS sub-register (in this case, the sponsoring broker will arrange for completion of the relevant form and its return to the share registry for the CDIs).

In both cases, once the share registry for the CDIs has been notified, it will arrange the transfer of the relevant number of shares of Common Stock from the Depositary Nominee into the name of the CDI holder in book entry form or, if requested, deliver the relevant shares of common stock to their Depository Trust Company participant in the U.S. Central Securities Depositary. The share registry for the CDIs will not charge a fee for the conversion (although a fee may be payable by market participants). Holding shares of common stock will, however, prevent a person from selling their shares of common stock on the ASX, as only CDIs can be traded on that market.
Conversion of Shares of Common Stock to CDIs
Shares of common stock may be converted into CDIs and traded on the ASX. Holders of shares of common stock may at any time convert those shares to CDIs by contacting our transfer agent. The underlying shares of common stock will be transferred to the Depositary Nominee, and CDIs (and a holding statement for the corresponding CDIs) will be issued to the relevant security holder. No trading in the CDIs may take place on the ASX until this conversion.
Our transfer agent will not charge a fee to a holder of shares of common stock seeking to convert their shares of common stock to CDIs, although a fee may be payable by market participants.
Dividends and Other Stockholder Entitlements
Holders of CDIs are entitled to receive all the direct economic benefits and other entitlements in relation to the underlying shares of common stock that are held by the Depositary Nominee, including dividends and other entitlements that attach to the underlying shares of common stock.
If a cash dividend or any other cash distribution is declared in a currency other than Australian dollars, we currently intend to convert that dividend or other cash distribution to which a holder of CDIs is entitled to Australian dollars and distribute it to the relevant holder of CDIs in accordance with their entitlement.
Due to the need to convert dividends from U.S. dollars to Australian dollars in the above-mentioned circumstances, holders of CDIs may potentially be advantaged or disadvantaged by exchange rate fluctuations, depending on whether the Australian dollar weakens or strengthens against the U.S. dollar during the period between the resolution to pay a dividend and conversion into Australian dollars.
Takeovers
If a takeover bid is made in respect of any of our common stock of which the Depositary Nominee is the registered holder, the Depositary Nominee will be prohibited from accepting the offer made under the takeover bid except to the extent that acceptance is authorized by the CDI holders in respect of the shares of common stock represented by their holding of CDIs.
The Depositary Nominee must accept a takeover offer in respect of shares of common stock represented by a holding of CDIs if the relevant holder of CDIs instructs it to do so and must notify the entity making the takeover bid of the acceptance.

Preferred Stock
Our Board of Directors is authorized to provide, out of the unissued shares of preferred stock, for one or more series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series, as are stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors. The authority of the Board of Directors with respect to each series of preferred stock includes determination of the following:
•	the designation of the series;
•	the number of shares of the series;
•
the dividend rate or rates on the shares of that series, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

•	whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;
•
whether the series will have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

•
whether or not the shares of that series will be redeemable, in whole or in part, at the option of the Company or the holder thereof and, if made subject to such redemption, the terms and conditions of such redemption, including the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemptions, which amount may vary under different conditions and at different redemption rates;

•	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;
•
the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series;

•	the restrictions, if any, on the issue or reissue of any additional preferred stock; and
•	any other relative rights, preferences and limitations of that series.
Common Stock Warrants
The Common Stock Warrants represent the right to purchase up to 2,346,936 shares of common stock at an exercise price of $7.50 per share. The Common Stock Warrants may be exercised at any time commencing on or after April 27, 2026 (the “Initial Common Stock Warrant Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on October 27, 2030 (the “Common Stock Warrant Expiration Date”). After the exercise period, holders of the Common Stock Warrants will have no further rights to exercise the Common Stock Warrants.
Exercisability
Each Common Stock Warrant will be exercisable commencing on or after the Initial Common Stock Warrant Exercise Date and will expire on the Common Stock Warrant Expiration Date. The Common Stock Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and payment in full for the number of shares of common stock purchased upon such exercise.
The number of shares of common stock issuable upon exercise of the Common Stock Warrants is subject to adjustment in certain circumstances, including a stock split of, stock dividend on, or a subdivision, combination or recapitalization of the common stock.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Common Stock Warrants. As to any fraction of a share of common stock which the holder would otherwise be entitled to purchase upon such exercise, we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price of the Common Stock Warrant per whole share or round such fractional share up to the nearest whole share of common stock.
Exercise Limitation
A holder will not have the right to exercise any portion of the Common Stock Warrants if the holder (together with its affiliates, any persons acting as a group with the holder, or other persons whose beneficial ownership of the underlying shares of common stock could or would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any Common Stock Warrant, 9.99%) of the number of shares of our shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the common stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.
Exercise Price
The exercise price for the Common Stock Warrants is $7.50 per share. The exercise price and number of shares of common stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock.
Transferability
Subject to applicable laws, the Common Stock Warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange Listing
We will not apply for the listing of the Common Stock Warrants on any stock exchange. Without an active trading market, the liquidity of the Common Stock Warrants will be limited.
Rights as a Stockholder
Except as otherwise provided in the Common Stock Warrants or by virtue of such holder’s ownership of shares of common stock, the holder of a Common Stock Warrant does not have the rights or privileges of a holder of shares of common stock, including any voting rights, until the holder exercises the Common Stock Warrant.
Fundamental Transactions
In the event of a fundamental transaction, as described in the Common Stock Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the aggregate voting power of all classes of our common equity, or any person or group becoming the beneficial owner of more than 50% of the aggregate voting power of all classes of our equity, the holders of the Common Stock Warrants will be entitled to receive upon exercise of the Common Stock Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Stock Warrants immediately prior to such fundamental transaction.
Amendments and Waivers
The provisions of each Common Stock Warrant may be modified or amended or the provisions thereof waived with the written consent of us and the holder or the beneficial owner of the Common Stock Warrant.
Governing Law
The Common Stock Warrants are governed by New York law.

CDI Warrants
The CDI Warrants represent the right to purchase up to 3,038,064 CDIs at an exercise price of A$11.50 per share. The CDI Warrants may be exercised at any time commencing on or after May 5, 2026 and on or prior to 5:00 p.m. (AEST) on November 5, 2030 (the “CDI Warrant Exercise Period”). After the CDI Warrant Exercise Period, holders of the CDI Warrants will have no further rights to exercise the CDI Warrants.
Exercisability
Each CDI Warrant will be exercisable during the CDI Warrant Exercise Period. The CDI Warrants may be exercised by lodging with us during the CDI Warrant Exercise Period a duly signed exercise notice, in the form enclosed with the Confirmation Letter, specifying the number of CDI Warrants which are being exercised, and payment of the exercise price by way of telegraphic transfer of cleared funds or a direct credit of cleared funds to us or any other method of providing the exercise price that is acceptable to us. An exercise notice is only effective when we have received the full amount of the exercise price for the relevant CDI Warrants being exercised in cleared funds.
Within five trading days (as defined in the ASX listing rules) after receipt of full payment of the exercise price (and an exercise notice, if applicable), we will issue to the holder the number of CDIs specified or taken to be specified in the exercise notice, cancel the certificate for the CDI Warrants being exercised and update the register accordingly and, if applicable, issue a new certificate for any unexercised CDI Warrants.
Ranking
Except in relation to any restrictions on disposal of the CDIs by law or by agreement with us, all CDIs issued or transferred upon the exercise of CDI Warrants will rank pari passu in all respects with our other CDIs from the date of issue or transfer to the holder, other than in respect of rights attaching to CDIs by reference to a record date prior to the date of their issue or transfer to the holder.
Transferability
Subject to compliance with all relevant laws, including U.S. securities laws, the CDI Warrants may not be transferred at any time without our prior written consent. No transfer is effective until we process the transfer, update the register and issue a new certificate or confirmation to the new registered holder.
Exchange Listing
There is no established public trading market for the CDI Warrants and we do not expect a market to develop. In addition, we will not apply for listing of the CDI Warrants on any securities exchange or trading system. Without an active market, the liquidity of the CDI Warrants will be limited. We will immediately apply for quotation of the CDIs resulting from the exercise of CDI Warrants on any applicable securities exchange on which such securities are quoted.
No Rights to Participate in New Issues
Holders of CDI Warrants have no rights or entitlements, without exercising the CDI Warrants, to participate in new issuances of CDIs or other securities offered to our stockholders during the CDI Warrant Exercise Period, whether by way of rights issue, bonus issue or other pro-rata offer of CDIs or other securities to stockholders.
No Rights to Participate in Dividends
Holders of CDI Warrants have no rights or entitlements to participate in any dividends until the CDI is issued to the holder on exercise of the CDI Warrants and then only in respect of rights attaching to CDIs by reference to a record date on or after the date of their issue to the holder.
Capital Reconstruction
If there is a reorganization of our issued capital while the CDI Warrants are on issue, then, subject to the ASX listing rules, the number of CDIs to which a holder is entitled or the exercise price (or both) will be proportionally adjusted to reflect the consolidation, sub-division, return of capital or other reorganization. For so long as we are subject to the ASX listing rules, the rights of the holder under the terms of issue may be amended to the extent necessary to comply with the ASX listing rules (including ASX listing rule 6.22, or its replacement or successor) applying to a reorganization of capital at the time of the reorganization.

No Other Rights
Holders of CDI Warrants have no rights or entitlements in addition to those described above to a change in the exercise price or a change to the number of CDIs over which the CDI Warrants can be exercised.
Amendments and Waivers
Other than as described above, the terms of the CDI Warrants may only be amended by us with the consent of the holder and subject to applicable law, including the ASX listing rules and the Nasdaq listing rules.
Governing Law
The CDI Warrants are governed by the laws of New South Wales, Australia.
Classified Board of Directors
In accordance with our Second Amended and Restated Certificate of Incorporation, our Board of Directors is divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.
We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Certain Anti-Takeover Effects of Provisions of our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws
Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that could delay, deter or prevent a change in control of our company. These provisions could also make it difficult for stockholders to elect directors who are not nominated by the current members of our Board of Directors or take other corporate actions, including effecting changes in our management. These provisions include:
•
the ability of our Board of Directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	a staggered Board of Directors divided into three classes serving staggered three-year terms, such that not all members of our Board of Directors will be elected at one time;
•	allowing only our Board of Directors to fill director vacancies, which prevents stockholders from being able to fill vacancies on our Board of Directors;
•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;
•
a requirement for the affirmative vote of holders of at least 75% of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, to amend certain provisions of our Second Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws, which may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

•
the ability of our Board of Directors to amend our Amended and Restated Bylaws, which may allow our Board of Directors to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Amended and Restated Bylaws to facilitate an unsolicited takeover attempt;

•
advance notice procedures with which stockholders must comply to nominate candidates to our Board of Directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company; and

•	a prohibition of cumulative voting in the election of our Board of Directors, which would otherwise allow less than a majority of stockholders to elect director candidates.

Listing
Our common stock is listed on Nasdaq under the symbol “AVR” and our CDIs are listed on the ASX under the symbol “AVR.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEPOSITARY SHARES
We may offer depositary shares representing fractional shares of our preferred stock of any series. The following description sets forth certain general terms and provisions of the depositary shares that we may offer pursuant to this prospectus. The particular terms of the depositary shares, including the fraction of a share of preferred stock that such depositary share will represent, and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered, will be described in the applicable prospectus supplement.
The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the shares of preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred stock will be made available to the holders of depositary shares.
The following description is a general summary of some common provisions of a depositary agreement and the related depositary receipts. The description below and in any prospectus supplement does not include all of the terms of the depositary agreement and the related depositary receipts. Copies of the form of depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the depositary agreement and the related depositary receipts, see the section titled “Where You Can Find Additional Information.”
Dividends and Other Distributions
If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute these dividends to the record holders of these depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell this property and distribute the net proceeds from this sale to the record holders of the depositary shares.
Redemption of Depositary Shares
If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the bank depositary as to how to vote the preferred stock represented by this holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with these instructions, and we will take all action which the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing this preferred stock.

Amendment and Termination of the Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless this amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the bank depositary or us only if:
•	all outstanding depositary shares have been redeemed; or
•
there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding-up of the Company and this distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer, tax and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to this holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.
Miscellaneous
The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of preferred stock.
Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or shares of preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting shares of preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Resignation and Removal of Bank Depositary
The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and the successor’s acceptance of this appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common stock, preferred stock, depositary shares, contingent value rights or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.
Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent, if any, will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see “Where You Can Find Additional Information.”
Debt Warrants
The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:
•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of the warrants;
•	the designation and terms of the debt securities purchasable upon exercise of the warrants;
•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;
•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;
•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;
•	information relating to book-entry procedures, if any;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material U.S. federal income tax considerations;
•	anti-dilution provisions of the warrants, if any;
•	redemption or call provisions, if any, applicable to the warrants;
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•	any other information we think is important about the warrants.

Stock and Depositary Share Warrants
The prospectus supplement relating to a particular issue of warrants to issue common stock, preferred stock or depositary shares will describe the terms of the common stock warrants, preferred stock warrants and depositary share warrants, including the following:
•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of the warrants;
•	the designation and terms of the common stock, preferred stock or depositary shares purchasable upon exercise of the warrants;
•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;
•	the number of shares of common stock, preferred stock or depositary shares that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material U.S. federal income tax considerations;
•	anti-dilution provisions of the warrants, if any;
•	redemption or call provisions, if any, applicable to the warrants;
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•	any other information we think is important about the warrants.
Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, preferred stock or depositary shares or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.
Until a holder exercises the warrants to purchase our common stock, preferred stock, depositary shares or debt securities, the holder will not have any rights as a holder of our common stock, preferred stock, depositary shares or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue to our stockholders subscription rights to purchase our common stock, preferred stock, depositary shares, contingent value rights or debt securities. The following description sets forth certain general terms and provisions of the subscription rights that we may offer pursuant to this prospectus. The particular terms of the subscription rights and the extent, if any, to which the general terms and provisions may apply to the subscription rights so offered will be described in the applicable prospectus supplement.
Subscription rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering or offer these securities to other parties who are not our stockholders. A copy of the form of subscription rights certificate will be filed with the SEC each time we issue subscription rights, and you should read that document for provisions that may be important to you. For more information on how you can obtain a copy of any subscription rights certificate, see the section titled “Where You Can Find Additional Information.”
The applicable prospectus supplement relating to any subscription rights will describe the terms of the offered subscription rights, including, where applicable, the following:
•	the exercise price for the subscription rights;
•	the number of subscription rights issued to each stockholder;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights will commence and the date on which the right will expire;
•	the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the subscription rights offering.

DESCRIPTION OF CONTINGENT VALUE RIGHTS
We may issue contingent value rights pursuant to an agreement to be entered into by and between the Company and a trustee, agent and/or the purchasers (or representative(s) thereof) of such contingent value rights, which we refer to as the “CVR Agreement.” The contingent value rights will entitle the holder to a potential cash payment upon the satisfaction of one or more conditions set forth in the CVR Agreement. The following description sets forth certain general terms and provisions of the contingent value rights that we may offer pursuant to this prospectus. The particular terms of the contingent value rights and the extent, if any, to which the general terms and provisions may apply to the contingent value rights so offered will be described in the applicable prospectus supplement.
Contingent value rights may be issued independently or together with any other security offered by this prospectus. A copy of the form of contingent value rights certificate will be filed with the SEC each time we issue contingent value rights, and you should read that document for provisions that may be important to you. For more information on how you can obtain a copy of any contingent value rights certificate, see the section titled “Where You Can Find Additional Information.”
The applicable prospectus supplement relating to any contingent value rights will describe the terms of the offered contingent value rights, including, where applicable, the following:
•	the description of the payment condition(s);
•	the term and maturity date of the contingent value rights;
•	the formula by which the potential cash payment will be determined upon the satisfaction of the payment condition(s);
•	events of default under the CVR Agreement;
•	the extent to which the contingent value rights are transferable; and
•	any other terms of the contingent value rights.
The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered contingent value rights.

DESCRIPTION OF DEBT SECURITIES
The following description sets forth certain general terms and provisions of the debt securities that we may issue, which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities.
The debt securities will be issued under an indenture to be entered into between us and a trustee that we will specify in the applicable prospectus supplement. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture will be filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. For more information on how you can obtain a copy of the form of the indenture, see the section titled “Where You Can Find Additional Information.”
Capitalized terms used in this section and not defined herein have the meanings specified in the indenture. When we refer to “we,” “our” and “us” in this section, we mean Anteris Technologies Global Corp. excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.
General
Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness and senior in right of payment to all of our subordinated indebtedness.
The indenture will not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.
Unless otherwise specified in the applicable prospectus supplement, the indenture will not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.
We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.
We will set forth in a prospectus supplement relating to any debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:
•	the title of debt securities;
•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;
•	any limit on the aggregate principal amount of the series of debt securities;
•	whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated debt securities, the terms of the subordination;
•	the date or dates on which the principal on the series of debt securities is payable;
•
the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;
•	the right, if any, to extend the interest periods and the duration of that extension;
•	the place or places where the principal of, and premium and interest, if any, on, the debt securities will be payable;
•	the terms and conditions upon which the debt securities may be redeemed;
•	any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of the debt securities;
•
the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of the debt securities and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;
•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
•	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest, if any, on, the debt securities will be made if other than U.S. dollars;
•	any provisions relating to any security provided for the debt securities;
•
any addition to or change in the events of default described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, or change in, the covenants described in this prospectus or in the indenture with respect to the debt securities;
•	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture as it applies to such debt securities);
•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities, if other than those, if any, appointed in the indenture; and

•	any provisions relating to conversion of the debt securities.
The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.
In addition, the indenture will not limit our ability to issue convertible, exchangeable or subordinated debt securities. Any conversion, exchange or subordination provisions of debt securities will be described in the relevant prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.
We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and Transfer
Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.
We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.
In the event of any redemption of debt securities of any series, we will not be required to:
•
issue, register the transfer of, or exchange any debt security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

•
register the transfer of or exchange any debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
Global Securities
The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
•	be registered in the name of a depositary that we will identify in a prospectus supplement;
•	be deposited with the trustee as custodian for the depositary or its nominee; and
•	bear any required legends.
No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:
•
the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

•	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or
•	an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.
As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:
•	will not be entitled to have the debt securities registered in their names;
•	will not be entitled to physical delivery of certificated debt securities; and
•	will not be considered to be holders of those debt securities under the indenture.
Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary’s policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.
Payment and Paying Agent
The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.
We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
Subject to any applicable abandoned property law, all monies paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.
Consolidation, Merger and Sale of Assets
Except as otherwise set forth in the applicable prospectus supplement, we may not merge or consolidate with or into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, to any person, unless:
•	the successor or transferee is a U.S. corporation, limited liability company, partnership, trust or other entity;
•	the successor or transferee assumes our obligations on the debt securities and under the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;
•
immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the indenture shall have occurred and be continuing; and

•	an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.
In the event of the above transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the indenture and automatically be substituted for us in the indenture and as issuer of the debt securities and may exercise every right and power of ours under the indenture with the same effect as if such successor or transferee had been named in our place in the indenture; provided, however, that the predecessor company will not be relieved of the obligation to pay principal and interest on the debt securities except in the case of a sale of all of the assets of us and our subsidiaries.
Events of Default
Event of default means, with respect to any series of debt securities, any of the following:
•	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;
•	default in the payment of principal of, or premium on, any debt security of that series when due and payable;
•	failure on our part to comply with the covenant described under the section titled “Consolidation, Merger and Sale of Assets”;
•	default in the performance or breach of any other covenant or warranty by us in the indenture or any supplemental indenture with respect to such series (other than a covenant or warranty that has been included in the indenture or supplemental indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after (i) we receive written notice from the trustee or (ii) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;
•	certain events of bankruptcy, insolvency or reorganization of our company or our significant subsidiaries; and
•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.
We will promptly deliver to the trustee written notice of any event which with the giving of notice and the lapse of time would become a covenant event of default, or any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement, along with a description of the status and what action we are taking or propose to take with respect to such event of default.
No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if the rescission and annulment would not conflict with any judgment or decree already rendered and if all events of default with respect to that series, other than the non-payment of principal and interest, if any, with respect to debt securities of that series that has become due and payable solely because of the acceleration, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.
The indenture will provide that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives security or indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and
•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered security or indemnity satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.
The indenture will require us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture will provide that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We may amend or modify the indenture without the consent of any holder of debt securities of the series affected by the modifications or amendments in order to:
•	cure any ambiguity, defect or inconsistency;
•
conform the text of the indenture, including any supplemental indenture, or the debt securities to any corresponding provision of this “Description of Debt Securities” or description of the debt securities found in the prospectus supplement as evidenced by an officer’s certificate;

•	provide for the issuance of additional debt securities;
•
provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption provided that the provision under the section titled “Merger, Consolidation, or Sale of Assets” of the indenture is complied with;

•	add covenants or make any change that would provide any additional rights or benefits to the holders of the debt securities;
•	add guarantees with respect to the debt securities;
•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•	secure the debt securities;
•	add or appoint a successor or separate trustee;
•	make any change that does not adversely affect the rights of any holder of debt securities in any material respect, as evidenced by an officer’s certificate; or
•	obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.
Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the affected series, and our compliance with any provision of the indenture with respect to the debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:
•
reduce the principal amount or any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities;

•	change the place of payment or currency in which principal, any premium or interest is paid;
•	impair the right to institute suit for the enforcement of any payment on the debt securities;
•	waive a payment default with respect to the debt securities;
•	reduce the interest rate or extend the time for payment of interest on the debt securities;
•	make any change to the amendment and modification provisions in the indenture; or
•
reduce the percentage in principal amount outstanding of debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of an affected series may, on behalf of the holders of all debt securities of such series, waive our compliance with provisions of the indenture. Prior to the acceleration of the maturity of the debt securities of any series pursuant to the terms of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to such debt securities and its consequences, except (i) a default with respect to such series in the payment of the principal of, or premium or any interest on, the debt securities of such series or (ii) a default or event of default in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding debt securities of the affected series.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance. The indenture will provide that, in certain circumstances, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the debt securities of that series.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants. The indenture will provide that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants set forth in the indenture and any supplemental indenture, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of the applicable series, or covenant defeasance. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to certain events of bankruptcy, insolvency or reorganization of our significant subsidiaries.
The conditions include:
•
depositing with the trustee money and/or U.S. government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the debt securities of the applicable series; and

•
delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates. The price per security of the securities and the number of securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts, or vice versa, and those payments may be unsecured or refunded on some basis. The purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the purchase contracts.
The securities related to the purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of purchase contracts to purchase the underlying security or property under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement.
The prospectus supplement relating to any particular issuance of purchase contracts will describe the terms of the purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the purchase contracts, which will be filed with the SEC each time we issue purchase contracts. U.S. federal income tax considerations applicable to the purchase contracts will also be discussed in the prospectus supplement.

DESCRIPTION OF UNITS
We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section titled “Where You Can Find Additional Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the offered securities in and outside the United States:
•	through underwriters or dealers;
•	directly to purchasers;
•	in a rights offering;
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;
•	through agents; or
•	through a combination of any of these methods.
The prospectus supplement will include the following information:
•	the terms of the offering;
•	the names of any underwriters or agents;
•	the name or names of any managing underwriter or underwriters;
•	the purchase price or initial public offering price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.
Sale through Underwriters or Dealers
If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial offering price to the public and any discounts or concessions allowed or reallowed or paid to dealers.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a dealer-manager to manage a subscription rights offering for us.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time at fixed prices or at varying prices determined at the time of sale. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.
Remarketing Arrangements
Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS
Jones Day will pass upon the validity of the securities being offered hereby.
EXPERTS
The consolidated financial statements of the Company as of December 31, 2023 and 2024, and for each of the years in the two-year period ended December 31, 2024, have been incorporated by reference herein in reliance upon the report of KPMG, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2024 and 2023 consolidated financial statements of the Company contains an explanatory paragraph that states that the Company has suffered losses from operations that raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that might result from the outcome of this uncertainty.
Certain market data in this prospectus and incorporated by reference herein is attributed to a report prepared for us by FMI and is included on reliance upon the authority of that firm as an expert, although FMI has not independently verified the material provided to it by any outside sources relied upon in producing such report. This information has been included with the consent of FMI and FMI has authorized that portions of the prospectus be attributed to it.
LIMITATION ON INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S LIABILITY
The liability of KPMG, in relation to the performance of their professional services provided to Anteris Technologies Global Corp. including, without limitation, KPMG’s audits of Anteris Technologies Global Corp’s. consolidated financial statements described above, is limited under the Chartered Accountants in Australia and New Zealand (NSW) Scheme approved by the New South Wales Professional Standards Council or such other applicable scheme approved pursuant to the Professional Standards Act 1994 (NSW) (the “Professional Standards Act”), including the Treasury Legislation Amendment (Professional Standards) Act (the “Accountants Scheme”). Specifically, the Accountants Scheme limits the liability of KPMG to a maximum amount of A$75.0 million. The Accountants Scheme does not limit liability for breach of trust, fraud or dishonesty. The Professional Standards Act and the Accountants Scheme have not been subject to relevant judicial consideration and, therefore, how the limitations will be applied by courts and the effect of the limitations on the enforcement of foreign judgments is untested.
Anteris Technologies Global Corp. does not have an indemnification agreement with KPMG, the auditors of Anteris Technologies Global Corp. that, under FRC 602.02.f.i, would result in KPMG not being considered independent for the purpose of certifying the financial statements. Any such indemnification agreement would be regarded as against public policy and unenforceable under U.S. securities laws.

$200,000,000

Anteris Technologies Global Corp.

Common Stock
PROSPECTUS SUPPLEMENT
   , 2026

Joint Book-Running Managers

Barclays*	Wells Fargo Securities*	Cantor

* in alphabetical order